SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2002



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code


















Item 5.    Other Events
           ------------

Press Release dated July 15, 2002

EATON REPORTS SECOND QUARTER OPERATING EARNINGS OF
$1.24 PER SHARE

CLEVELAND . . . Diversified industrial manufacturer Eaton Corporation (NYSE:ETN) today announced operating earnings per share of $1.24 for the second quarter of 2002, 32 percent above comparable results one year earlier. Sales in the quarter were $1.88 billion, 1 percent above last year. Net income before unusual items was $90 million compared to $66 million in 2001.

After all unusual items in both periods, net income in the second quarter of 2002 was 80 percent above 2001, with 2002 net income of $88 million and earnings per share of $1.21, compared to $49 million and $.69 per share in 2001.

For the first six months of 2002, operating earnings per share were $2.17 on sales of $3.60 billion. Comparable first half 2001 operating earnings were $1.98 per share on sales of $3.85 billion. Net income for the first six months of 2002 was $1.68 per share compared to $1.41 per share in 2001. In comparison to 2001, first half 2002 results were favorably impacted by $.44 per share by the adoption of Statement of Financial Accounting Standards No. 142, which discontinued the amortization of goodwill and certain intangible assets, and were unfavorably impacted by $.30 per share due to lower pension income.

Alexander M. Cutler, Eaton chairman and chief executive officer, said, "We are pleased with our second quarter results - they are at the high end of our own expectations and represent the first year-over-year improvement in our quarterly results since 2000. We are clearly realizing the benefit of the aggressive actions we have taken over the last 18 months to resize our corporation, even though the majority of our end markets remain depressed. We remain on track to realize $130 million of savings in 2002 from these restructuring actions.

"We made further progress implementing the Eaton Business System during the second quarter, with results evident in the continued tight control over working capital and capital expenditures. These improvements helped us to pay down an additional $63 million of debt during the second quarter, bringing the total reduction in debt for the first six months of 2002 to $162 million.

"While our forecast for our overall end markets has improved slightly compared to our view at the end of the first quarter, we still do not expect to see any material recovery until the end of the third quarter.

"We continue to exercise tight control of all expenditures and are fully implementing the additional restructuring activities that we announced at the beginning of this year.

Restructuring expense in the second quarter was $3 million, bringing restructuring expenses for the first half to $52 million. We still expect our full-year restructuring expenses to be $59 million.

"We are maintaining full-year operating earnings guidance of $4.25 to $4.50 per share, despite the divestiture of our Navy Controls business, which is expected to close shortly. We anticipate third quarter operating earnings per share will be in the $1.20 to $1.30 range," said Cutler.
Business Segment Results
------------------------

Second quarter sales of Eaton's largest business segment, Fluid Power, were $628 million, 4 percent below one year earlier. This compares to a decline of about 8 percent in Fluid Power's markets, with North American fluid power industry shipments off about 4 percent, and aerospace markets off about 18 percent. Segment profits before restructuring costs were $59 million, $1 million less than last year.

"We do not anticipate a recovery in the traditional mobile and industrial hydraulics markets until year end," said Cutler. "The decline in the aerospace market has been slower than we expected. We now anticipate a 25 to 30 percent decline in commercial aerospace markets in the second half of 2002, offset by a 5 percent improvement in military markets.

"During the second quarter, we purchased the remaining 40 percent interest in our hydraulics systems joint venture company, Jining Eaton Hydraulics Company, Ltd. (JEHYCO), located in Jining, China. JEHYCO is our fourth wholly-owned business in China."

In the Industrial & Commercial Controls segment, second quarter sales were $519 million, down 8 percent from last year, and profits were $44 million before restructuring charges, down 17 percent from one year ago.

"End markets for our electrical business continued to weaken during the second quarter, with an estimated 13 percent decline in the North American markets for this business compared to last year," said Cutler. "We expect that the long-cycle, large-project portion of this business will continue to soften through the balance of this year, with a recovery not expected until year end. The residential market is one of the real bright spots for our electrical business, helping us to significantly outgrow our end markets in the second quarter."

The Automotive segment posted sales of $419 million in the second quarter, 7 percent over the comparable quarter of last year and the highest quarterly sales the Automotive segment has ever recorded. NAFTA automotive production was up 6 percent, while European production declined 1 percent, compared to the same period last year. Segment profits were $64 million, up 16 percent from a year ago.

"Our Automotive segment continued its strong performance with record sales that considerably outpaced its end markets," said Cutler. "The heavy investments we have made in new product development over the last several years are delivering real results as we have been able to accelerate the pace of new product introductions and gain market share.

"During the second quarter, further progress was made in growing our supercharger business. In Brazil we launched the smallest supercharger ever produced, for use on the new Ford Fiesta, and we began delivery of a high-efficiency supercharger for use with the new M-271 engine program of Mercedes."

The Truck segment posted sales of $315 million in the second quarter, a 21 percent increase over the comparable period last year, and recorded profits of $30 million, compared to a breakeven performance before unusual items a year ago. NAFTA heavy-duty truck production was up 24 percent and NAFTA medium-duty truck production was flat. European truck production was down 6 percent and South American production decreased by 15 percent.
"It is clear that our Truck business is in a solid period of recovery, as both NAFTA industry order levels and our own orders climbed rapidly throughout the quarter," said Cutler. "We expect third quarter NAFTA heavy-duty truck production could increase as much as 15 to 20 percent from second quarter levels, and for the full year, we now expect production of heavy-duty trucks in NAFTA to total 170,000 units. The positive impact of our extensive restructuring actions over the last two years can be seen in the $30 million of increased profit in the second quarter of 2002 on increased sales of $55 million, compared to the same period in 2001.

"NAFTA heavy-duty production will peak in the third quarter and decline in the fourth quarter. We will be closing our Shelbyville, Tennessee transmission plant in the fourth quarter as previously announced, which will keep our capacity in line with lower demand."

Eaton is a global $7.3 billion diversified industrial manufacturer that is a leader in fluid power systems; electrical power quality, distribution and control; automotive engine air management and fuel economy; and intelligent truck systems for fuel economy and safety. Eaton has 48,000 employees and sells products in more than 50 countries. For more information, visit www.eaton.com.

Notice of Conference Call: Eaton's conference call to discuss its second quarter results is available to all interested parties via live audio webcast today at 10 a.m. EDT on www.eaton.com.

This news release contains forward-looking statements concerning the third quarter 2002 and the full year 2002 operating earnings per share, our worldwide markets, and expenses and benefits of our restructuring programs. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the company's business segments; failure to implement restructuring plans; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; increase in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges or dispute resolutions; and unanticipated further deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results
-----------------

The company's comparative financial results for the three months and six months ended June 30, 2002 and 2001 follow:










Eaton Corporation

Comparative Financial Summary
                                                      Three months ended
                                                           June 30
                                                      ------------------
(Millions except for per share data)                    2002       2001
                                                        ----       ----
Net sales                                             $1,881     $1,871
Income before income taxes                               127         74
Net income                                                88         49

Net income per Common Share assuming dilution         $ 1.21     $ 0.69
Average number of Common Shares outstanding             72.1       70.7

Net income per Common Share basic                     $ 1.24     $ 0.70
Average number of Common Shares outstanding             70.7       69.5

Cash dividends paid per Common Share                  $ 0.44     $ 0.44

Reconciliation of net income to operating earnings
--------------------------------------------------
Net income                                            $   88     $   49
Excluding (after-tax)
  Unusual charges                                          2         17
                                                      ------     ------
Operating earnings                                    $   90     $   66
                                                      ======     ======

Net income per Common Share assuming dilution         $ 1.21     $ 0.69
Per share impact of unusual items                       0.03       0.25
                                                      ------     ------
Operating earnings per Common Share                   $ 1.24     $ 0.94
                                                      ======     ======

See accompanying notes.


















Eaton Corporation

Comparative Financial Summary
                                                       Six months ended
                                                           June 30
                                                      -----------------
(Millions except for per share data)                    2002       2001
                                                        ----       ----
Net sales                                             $3,604     $3,854
Income before income taxes                               175        178
Net income                                               121         99

Net income per Common Share assuming dilution         $ 1.68     $ 1.41
Average number of Common Shares outstanding             71.6       70.4

Net income per Common Share basic                     $ 1.71     $ 1.43
Average number of Common Shares outstanding             70.4       69.2

Cash dividends paid per Common Share                  $ 0.88     $ 0.88

Reconciliation of net income to operating earnings
--------------------------------------------------
Net income                                            $  121     $   99
Excluding (after-tax)
  Unusual charges                                         35         47
  Gain on sales of businesses                                        (7)
                                                      ------     ------
Operating earnings                                    $  156     $  139
                                                      ======     ======

Net income per Common Share assuming dilution         $ 1.68     $ 1.41
Per share impact of unusual items                       0.49       0.57
                                                      ------     ------
Operating earnings per Common Share                   $ 2.17     $ 1.98
                                                      ======     ======

See accompanying notes.

















Eaton Corporation

Statements of Consolidated Income
                                                      Three months ended
                                                            June 30
                                                      ------------------
(Millions except for per share data)                    2002       2001
                                                        ----       ----
Net sales                                             $1,881     $1,871

Costs & expenses
  Cost of products sold                                1,364      1,400
  Selling & administrative                               305        303
  Research & development                                  50         53
                                                      ------     ------
                                                       1,719      1,756
                                                      ------     ------
Income from operations                                   162        115

Other income (expense)
  Interest expense-net                                   (27)       (38)
  Other-net                                               (8)        (3)
                                                      ------     ------
                                                         (35)       (41)
                                                      ------     ------
Income before income taxes                               127         74
Income taxes                                              39         25
                                                      ------     ------
Net income                                            $   88     $   49
                                                      ======     ======

Net income per Common Share assuming dilution         $ 1.21     $ 0.69
Average number of Common Shares outstanding             72.1       70.7

Net income per Common Share basic                     $ 1.24     $ 0.70
Average number of Common Shares outstanding             70.7       69.5

Cash dividends paid per Common Share                  $ 0.44     $ 0.44

See accompanying notes.














Eaton Corporation

Statements of Consolidated Income
                                                      Six months ended
                                                           June 30
                                                      -----------------
(Millions except for per share data)                    2002       2001
                                                        ----       ----
Net sales                                             $3,604     $3,854

Costs & expenses
  Cost of products sold                                2,650      2,897
  Selling & administrative                               615        624
  Research & development                                 105        121
                                                      ------     ------
                                                       3,370      3,642
                                                      ------     ------
Income from operations                                   234        212

Other income (expense)
  Interest expense - net                                 (54)       (80)
  Gain on sales of businesses                                        38
  Other-net                                               (5)         8
                                                      ------     ------
                                                         (59)       (34)
                                                      ------     ------
Income before income taxes                               175        178
Income taxes                                              54         79
                                                      ------     ------
Net income                                            $  121     $   99
                                                      ======     ======

Net income per Common Share assuming dilution         $ 1.68     $ 1.41
Average number of Common Shares outstanding             71.6       70.4

Net income per Common Share basic                     $ 1.71     $ 1.43
Average number of Common Shares outstanding             70.4       69.2

Cash dividends paid per Common Share                  $ 0.88     $ 0.88

See accompanying notes.













Eaton Corporation

Business Segment Information
                                                      Three months ended
                                                            June 30
                                                      ------------------
(Millions)                                              2002        2001
                                                        ----        ----
Net sales
  Fluid Power                                         $  628      $  656
  Industrial & Commercial Controls                       519         564
  Automotive                                             419         391
  Truck                                                  315         260
                                                      ------      ------
Total net sales                                       $1,881      $1,871
                                                      ======      ======

Operating profit (loss)
  Fluid Power                                         $   58      $   53
  Industrial & Commercial Controls                        42          49
  Automotive                                              64          55
  Truck                                                   30          (5)
                                                      ------      ------
Total ongoing operations                                 194         152

Amortization of goodwill & other intangible assets        (5)        (24)
Interest expense-net                                     (27)        (38)
Corporate & other-net                                    (35)        (16)
                                                      ------      ------
Income before income taxes                               127          74
Income taxes                                              39          25
                                                      ------      ------
Net income                                            $   88      $   49
                                                      ======      ======

See accompanying notes.


















Eaton Corporation

Business Segment Information
                                                        Six months ended
                                                            June 30
                                                        ----------------
(Millions)                                              2002        2001
                                                        ----        ----
Net sales
  Fluid Power                                         $1,225      $1,329
  Industrial & Commercial Controls                     1,005       1,123
  Automotive                                             804         776
  Truck                                                  570         541
                                                      ------      ------
Total ongoing operations                               3,604       3,769
Divested operations                                                   85
                                                      ------      ------
Total net sales                                       $3,604      $3,854
                                                      ======      ======

Operating profit (loss)
  Fluid Power                                         $  101      $  115
  Industrial & Commercial Controls                        60          99
  Automotive                                             120         109
  Truck                                                   20         (43)
                                                      ------      ------
Total ongoing operations                                 301         280

Divested operations                                        0           7
Amortization of goodwill & other intangible assets       (11)        (48)
Interest expense-net                                     (54)        (80)
Gain on sales of businesses                                0          38
Corporate & other-net                                    (61)        (19)
                                                      ------      ------
Income before income taxes                               175         178
Income taxes                                              54          79
                                                      ------      ------
Net income                                            $  121      $   99
                                                      ======      ======

See accompanying notes.













Eaton Corporation

Condensed Consolidated Balance Sheets
                                                      June 30, December 31,
(Millions)                                              2002       2001
                                                        ----       ----
ASSETS
Current assets
  Cash & short-term investments                       $  322     $  311
  Accounts receivable                                  1,171      1,070
  Inventories                                            669        681
  Deferred income taxes & other current assets           338        325
                                                      ------     ------
                                                       2,500      2,387
Property, plant & equipment-net                        1,974      2,050
Goodwill & other intangible assets                     2,444      2,435
Other assets                                             737        774
                                                      ------     ------
                                                      $7,655     $7,646
                                                      ======     ======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
    of long-term debt                                 $  344     $  188
  Accounts payable                                       374        418
  Accrued compensation                                   170        158
  Accrued income & other taxes                           271        258
  Other current liabilities                              731        647
                                                      ------     ------
                                                       1,890      1,669
Long-term debt                                         1,934      2,252
Postretirement benefits other than pensions              666        670
Deferred income taxes & other liabilities                584        580
Shareholders' equity                                   2,581      2,475
                                                      ------     ------
                                                      $7,655     $7,646
                                                      ======     ======

See accompanying notes.














Eaton Corporation

Notes to the Second Quarter 2002 Earnings Release
Dollars in millions, except per share data (per share data assume dilution)

Unusual Charges
---------------
As the extraordinarily weak economic conditions of 2001 continued into 2002, Eaton undertook additional restructuring actions in the first half of 2002 to further reduce fixed operating costs across all business segments and certain corporate functions as described below.

                                    Three months ended      Six months ended
                                         June 30                June 30
                                    ------------------      ----------------
                                    2002          2001      2002        2001
                                    ----          ----      ----        ----
Operational restructuring charges
  Fluid Power                       $  1          $  7      $ 18        $ 14
  Industrial & Commercial Controls     2             4        15           4
  Automotive                                                   1
  Truck                                              5        14          43
Corporate restructuring charge                                 4
Other corporate charge                              10                    10
                                    ----          ----      ----        ----
Pretax                              $  3          $ 26      $ 52        $ 71
                                    ====          ====      ====        ====
After-tax                           $  2          $ 17      $ 35        $ 47
Per Common Share                     .03           .25       .49         .67

The operational restructuring charges are included in the Statements of Consolidated Income in Income from operations and reduced operating profit of the related business segment. The corporate restructuring charge is included in the Statements of Consolidated Income in Income from operations and the Other corporate charge is included in Other expense-net. All of the corporate restructuring and other charges are included in Business Segment Information in Corporate & other-net.

The other corporate charge of $10 in the second quarter of 2001 resulted from an arbitration award related to a contractual dispute over supply arrangements initiated in February 1999 against Vickers, Incorporated, a subsidiary of Aeroquip-Vickers, Inc., which was acquired by Eaton in April 1999.

Goodwill and Other Intangible Assets
------------------------------------
Effective January 1, 2002, Eaton adopted Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets." Upon adoption, the Company discontinued the amortization of goodwill and indefinite life intangible assets recorded in connection with previous
business combinations.   Second quarter 2002 results were impacted favorably
by this reduction in amortization expense of $19 ($16 after-tax, or $.22 per Common Share). Results for the first half of 2002 were similarly impacted by this reduction in amortization expense of $37 ($32 after-tax, or $.44 per Share).

Pension and Other Postretirement Benefit Expense
------------------------------------------------
Pretax income for the second quarter of 2002 was reduced by $14 ($9 after-tax, or $.13 per Common Share) compared to the same period in 2001 due to the effect on pension income of the decline in stock market valuations on Eaton' s pension fund assets, coupled with lower discount rates associated with pension and other postretirement benefit liabilities. Pretax income for the first half of 2002 was similarly reduced by $33 ($21 after-tax, or $.30 per Share) compared to the same period in 2001.

Gain on Sales of Businesses
---------------------------
During the first quarter of 2001, the Company sold the Vehicle
Switch/Electronics Division (VS/ED) and certain assets of the Truck business. The sales of these businesses resulted in a pretax gain of $38 ($7 after-tax, or $.10 per Common Share). In Business Segment Information, the operating results of VS/ED are included in divested operations for 2001.

Income Taxes
------------
The effective income tax rate for the first half of 2002 was 31.0% compared to 44.3% for the same period in 2001. The higher rate in 2001 was primarily the result of the tax effect of book/tax basis differences related to businesses sold in the first quarter of 2001 which increased tax expense by $18. Excluding the negative tax consequences related to the sale of businesses in 2001, the effective tax rate for the first half 2001 was 34.0% compared to 31.0% in 2002.

Financial Presentation Changes
------------------------------
Certain amounts for 2001 have been reclassified to conform to the current year presentation.








                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation

                                       /s/ R. H. Fearon
                                       -----------------------------
                                       R. H. Fearon
                                       Executive Vice President -
                                       Chief Financial and Planning Officer;
                                       Principal Accounting Officer


Date: July 16, 2002